Exhibit 21.1
SUBSIDIARIES OF KKR INFRASTRUCTURE CONGLOMERATE LLC
(As of December 31, 2024)

Name	Jurisdiction
K-INFRA Denali Aggregator GP LLC	Delaware
K-INFRA Devonshire Aggregator GP Limited	Cayman Islands
K-INFRA Devonshire LLC	Delaware
K-INFRA Dino Limited	United Kingdom
K-INFRA Eagle LLC	Delaware
K-INFRA Eight Mile Aggregator GP LLC	Delaware
K-INFRA Elbe Aggregator GP Limited	Cayman Islands
K-INFRA Elbe LLC	Delaware
K-INFRA Europe Finco Ltd.	Cayman Islands
K-INFRA Gamma Aggregator GP Limited	Cayman Islands
K-INFRA Gamma LLC	Delaware
K-INFRA HedgeCo LLC	Cayman Islands
K-INFRA HedgeCo Preferred Holder Limited	Cayman Islands
K-INFRA HoldCo I LLC	Delaware
K-INFRA HoldCo II LLC	Delaware
K-INFRA Holdings I LLC	Delaware
K-INFRA Holdings II LLC	Delaware
K-INFRA Kyoto Aggregator GP Limited	Cayman Islands
K-INFRA Kyoto LLC	Delaware
K-INFRA Liquidity Limited	Cayman Islands
K-INFRA Metro Aggregator GP LLC	Delaware
K-INFRA Oak Aggregator GP Limited	Cayman Islands
K-INFRA Oak LLC	Delaware
K-INFRA Optics Limited	United Kingdom
K-INFRA Panda LLC	Delaware
K-INFRA Pegasus Aggregator GP Limited	Cayman Islands
K-INFRA Pegasus LLC	Delaware
K-INFRA Percival GP Limited	Cayman Islands
K-INFRA Percival LLC	Delaware
K-INFRA Pinnacle LLC	Delaware
K-INFRA Ruby Aggregator GP Limited	Cayman Islands
K-INFRA Ruby LLC	Delaware
K-INFRA Sienna Aggregator GP Limited	Cayman Islands
K-INFRA Sienna LLC	Delaware
K-INFRA Stellar Aggregator GP Limited	Cayman Islands
K-INFRA Stellar LLC	Delaware
K-INFRA Tango Aggregator GP Limited	Cayman Islands
K-INFRA Tango LLC	Delaware
K-INFRA UK MasterCo Limited	United Kingdom

K-INFRA Zeus Aggregator GP Limited	Cayman Islands
K-INFRA Zeus LLC	Delaware